UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2014

STERLING CONSTRUCTION COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-31993	25-1655321
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 Hughes Landing Blvd. The Woodlands, Texas	77380
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 214-0800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 142-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements of Certain Officers.  On December 11, 2014, the Compensation Committee of the Board of Directors of the Company approved the adoption of the 2015 Short-Term Incentive Compensation Program and the 2015 Long-Term Incentive Compensation Program.

Among the eligible participants in these programs, are three of the Company's executive officers named in the Summary Compensation Table of the Company's 2014 Proxy Statement, Peter E. MacKenna, President & Chief Executive Officer; Thomas R. Wright, Executive Vice President & Chief Financial Officer; and Brian R. Manning, Executive Vice President & Chief Business Development Officer.

The following is a brief description of the programs, which is qualified in its entirety by the Program Description, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by this reference.

The 2015 Short-Term Incentive Compensation Program (STIP).  The STIP is a one-year program that provides for establishing at the beginning of 2015 a target incentive amount for each participant, which is the amount that can be earned if all the goals of the program are achieved in 2015, and is expressed as a percentage of the participant's base salary.

Incentive compensation is earned based on the level of achievement of a Company earnings-per-share (EPS) goal for 2015 and personal goals.  The EPS goal and the personal goals are subject to approval by the Compensation Committee of the Board of Directors.  Payment of any earned compensation under this program is made in cash.

The 2015 Long-Term Incentive Compensation Program (LTIP).  The LTIP is a three-year program that likewise provides for establishing a target incentive amount for each participant at the beginning of the program expressed as a percentage of base salary.  The LTIP target is not necessarily the same percentage as the STIP target.

A portion of the LTIP target incentive amount is awarded at the beginning of the program in the form of shares of common stock of the Company that are subject to restrictions on their sale or other transfer (Time-Based Shares) and that vest at the end of the program only if the participant is still an employee of the Company.

The other portion of the LTIP target incentive amount is awarded at the beginning of the program in the form of restricted stock units (RSU's) that are eligible for conversion into shares of common stock of the Company based on the percentile rank of the Company's total shareholder return (TSR) over the course of the three-year program period compared to the TSR of a peer group of companies over the same period.

The effect of termination of employment on target incentive compensation is described in Exhibit 10.1, and ranges from forfeiture of all incentive compensation in the case of a termination for cause or resignation by the participant, to full vesting in the event of a termination of employment without cause or a change in control of the Company.

The following table shows additional information about the programs, including various program and participant percentages.

Program Term:	STIP — One year (2015)
	LTIP — Three years (January 2015 through December 2017)
STIP Target Incentive Amount	Mr. MacKenna	84%
as a Percent of Salary:	Mr. Wright	70%
	Mr. Manning	40%
The EPS Goal Accounts for:	50% of the Target Incentive Amount
Minimum Achievement Level:	80% of the EPS Goal
Cap on Achievement Level:	120% of the EPS Goal
Personal Goals Account for:	50% of the Target Incentive Amount (no minimum & no cap)
LTIP Target Incentive Amount	Mr. MacKenna	135%
as a Percent of Salary:	Mr. Wright	100%
	Mr. Manning	40%
Allocation of LTIP Target Incentive Amount:	Time-Based Shares		RSU's
Mr. MacKenna	25%		75%
Mr. Wright	50%		50%
Mr. Manning	50%		50%
RSU's Vesting Matrix:
The Company's TSR Percentile Ranking	Percentage of Target RSU's that Vest
80% or higher	150%
50%	100%
25%	25%
Below 25%	0%

Item 9.01	Financial Statements and Exhibits.

(c)                  Exhibits

Exhibit Number	Description
10.1#	Program Description — 2015 Short-Term Incentive Compensation Program & 2015 Long-Term Incentive Compensation Program (furnished herewith)
10.2#	Form of Long-Term Incentive Program Award Agreement.

#  Management contract or compensatory plan or arrangement.
____________

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 17, 2014	Sterling Construction Company, Inc.

/s/ Roger M. Barzun
Roger M. Barzun
Senior Vice President

Exhibit Index

Exhibit Number	Description
10.1#	Program Description — 2015 Short-Term Incentive Compensation Program & 2015 Long-Term Incentive Compensation Program (furnished herewith)
10.2#	Form of Long-Term Incentive Program Award Agreement.

# Management contract or compensatory plan or arrangement.